As filed with the U.S. Securities and Exchange Commission on March 30, 2005

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 19	☒

Dimensional Emerging Markets Value Fund Inc.

(Exact Name of Registrant as Specified in Charter)

1299 Ocean Avenue, 11th Floor

Santa Monica, California 90401

(Address of Principal Executive Offices)

(310) 395-8005

(Registrant’s Telephone Number, including Area Code)

Catherine L. Newell, Esq.

Dimensional Fund Advisors Inc.

1299 Ocean Avenue, 11th Floor

Santa Monica, California 90401

(Name and Address of Agent for Service)

Please Send Copies of Communications to:

Mark A. Sheehan, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Part A

March 30, 2005

Introduction

DIMENSIONAL EMERGING MARKETS VALUE FUND INC. (the “Fund”), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, (310) 395-8005, offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through investment in “emerging market” equity securities.

Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”). This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

Investment Objective and Policies

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities. The Fund seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of Dimensional Fund Advisors Inc. (the “Advisor”) (“Approved Markets”). The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country, and the securities may be listed or traded in the form of International Depository Receipts (“IDRs”) or American Depository Receipts (“ADRs”).

The Fund seeks to achieve its objective by investing in emerging market equity securities that are deemed by the Advisor to be value stocks at the time of purchase. Securities are considered value stocks primarily because they have a high book value in relation to their market value. As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets in emerging market investments that are defined in this Part A as Approved Market securities. If the Fund changes this investment policy, the Fund will notify shareholders at least 60 days in advance of the change, and will change the name of the Fund. In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer’s industry. The criteria the Advisor uses for assessing value are subject to change from time to time. No assurance can be given that the Fund’s investment objective will be achieved.

Fund Characteristics and Policies

The Fund’s policy is to seek to achieve its investment objective by investing in emerging market equity securities across all market capitalizations, and specifically those that are deemed by the Advisor to be value stocks at the time of purchase, as described above.

The Fund may not invest in all such companies or Approved Markets described above for reasons that include constraints imposed within Approved Markets (e.g., restrictions on purchases by foreigners), and the Fund’s policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined to be (a) securities of companies organized under the laws of, or maintain their principal place of business in an Approved Market, (b) securities for which the principal trading market is in an Approved Market, (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets, (e) securities of companies that derive at least 50% of their revenues or profits from either goods produces or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets, (f) Approved Market equity securities in the form of depositary shares, (g) securities of pooled investment vehicles that invest primarily in Approved Market securities or derivative instruments that derive their value from Approved Markets securities, or (h) securities included in the Fund’s benchmark index.

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Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Market securities.

In determining what countries have emerging markets, the Fund may consider, among other factors, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank) and the International Finance Corporation, in addition to the criteria described above. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund. Approved emerging markets may not include all such emerging markets.

As of the date of this Part A, the following countries are designated as Approved Markets: Brazil, Chile, Czech Republic, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Philippines, Poland, South Africa, South Korea, Taiwan, Thailand and Turkey. Countries that may be approved in the future include, but are not limited to, Argentina, People’s Republic of China, Colombia, Egypt and Venezuela. In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements) and money market mutual funds. In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. The Fund may also invest in Exchange Traded Funds (ETFs) and similarly structured pooled investments that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.

The Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited. The Investment Company Act of 1940, as amended (the “1940 Act”), limits investment by the Fund in shares of other investment companies, including ETFs, to

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no more than 10% of the value of the Fund’s total assets. If the Fund invests in another investment company, the Fund’s shareholders will bear not only their proportionate share of expenses of the Fund (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.

The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Fund may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States.

Portfolio Construction

Even though a company’s stock may meet the Fund’s criterion for investment, it may not be included in the Fund for one or more of a number of reasons. For example, in the Advisor’s judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a “passive foreign investment company” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)). To this extent, there will be the exercise of discretion and consideration by the Advisor in purchasing securities in an Approved Market and in determining the allocation of investments among Approved Markets.

Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the Advisor will prepare lists of eligible value stocks that are eligible for investment. Such list will be revised no less frequently than semi-annually.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities, including those eligible for purchase, may be disposed of at any time when, in the Advisor’s judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts. However, the Fund generally does not hedge foreign currency risk. The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract. However, there can be no assurance that it will be able in any particular case to do so, in which case the Fund may suffer a loss.

SECURITIES LOANS

The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While the Fund may earn

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additional income from lending securities, such activity is incidental to the investment objective of the Fund. The value of securities loaned may not exceed 33 1/3 % of the value of the Fund’s total assets. In connection with such loans, the Fund will receive collateral consisting generally of cash or U.S. government securities, which will be maintained in an amount equal to at least 100% of the current market value of the loaned securities by marking to market daily. In addition, the Fund will be able to terminate the loan at any time and will receive reasonable compensation on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities. Management believes that this risk can be controlled through careful monitoring procedures.

RISK FACTORS

Market Risk

Economic, political and issuer specific events will cause the value of securities, and the net asset value of the Fund’s shares to rise and fall. Because the value of an investment in the Fund will fluctuate, there is the risk that an investor may lose money.

Foreign Securities

The Fund invests in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund. Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies. Also, there can be no assurance that the Fund will achieve its investment objective.

The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.

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Investing in Emerging Markets

The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets. A number of emerging markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter rather than longer-term holdings. While the Fund will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund’s investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchase of securities in that country. Such restrictions will be considered in relation to the Fund’s liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by the Fund is the responsibility of the Fund’s Board of Directors, acting in good faith and with advice from the Advisor. (See “VALUATION OF SHARES.”) Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets, there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund’s portfolio securities in such markets may not be readily available. The Fund’s portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Directors.

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Government involvement in the private sector varies in degree among the emerging markets contemplated for investment by the Fund. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures that could be detrimental to the investments of the Fund.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

Foreign Currencies and Related Transactions

Investments of the Fund will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund. The Fund may (but typically does not) purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and would enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of the Fund’s securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

Borrowing

The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments. When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be “leveraging” and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged. The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

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Portfolio Strategies

The method employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors.

Futures Contracts and Options on Futures

The Fund may invest in index futures contracts and options on index futures. Certain index futures contracts and options on index futures are derivative securities. These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures contracts and options on futures contracts.

The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA.

Derivatives

Derivatives are securities, such as futures contracts, whose value is derived from that of other securities or indices. The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on the Fund’s uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. Gains or losses from derivative investments may be substantially greater than the derivative’s original cost.

MANAGEMENT OF THE FUND

Dimensional Fund Advisors Inc. (the “Advisor”) serves as investment advisor to the Fund. As such, the Advisor is responsible for the management of its assets. The Fund is managed using a team approach. The investment team includes the Investment Committee of the Advisor, portfolio managers and all other trading personnel.

The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually. As of the date of this Prospectus, the Investment Committee has ten members. Investment decisions for the Fund are made by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues. The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.

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In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily decisions regarding the Master Funds including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio manager named below coordinates the efforts of all other portfolio managers and trading personnel with respect to the international equity funds advised by the Advisor. For this reason, the Advisor has identified Karen E. Umland as the individual primarily responsible for the day-to-day management of the Fund.

Ms. Umland is a Portfolio Manager and Vice President of the Advisor and a member of the Investment Committee. She received her BA from Yale University in 1988 and her MBA from the University of California at Los Angeles in 1993. Ms. Umland joined the Advisor in 1993 and has been responsible for the international equity funds since 1998.

The statement of additional information provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.

The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Securities transactions are placed with a view to obtaining the best price and execution of such transactions. The Advisor is authorized to pay a higher commission to a broker, dealer or exchange member than another such organization might charge if it determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization.

For the fiscal year ended November 30, 2004, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average net assets of the Fund.

The Fund bears all of its own costs and expenses, including: services of its independent registered certified public accounting firm, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and directors, the cost of filing its registration statements under the federal securities laws and the cost of any filings required under state securities laws, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.

The Advisor was organized in May 1981 and is engaged in the business of providing investment management services. As of the date of this registration statement, assets under management total approximately $64 billion.

Consulting Services

The Advisor has entered into a Consulting Services Agreement with Dimensional Fund Advisors Ltd. (“DFAL”) and DFA Australia Limited (“DFA Australia”), respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Fund. The Advisor controls DFAL and DFA Australia.

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DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

The policy of the Fund is to distribute substantially all of its net investment income quarterly (on a calendar basis) and any net realized capital gains in December of each year.

Shareholders of the Fund will automatically receive all income dividends and capital gains distributions in additional shares of the Fund at net asset value (as of the business date following the dividend record date) unless, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option – to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option – to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option – to receive both income dividends and capital gains distributions in cash.

Certain investments by the Fund may be subject to special rules which may affect the amount, character and timing of the income to the Fund. Some of these rules are referenced in the statement of additional information.

The Fund may be subject to foreign withholding taxes on income from foreign securities. If more than 50% in value of the total assets of the Fund are invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, shareholders will be required to include in their gross income their pro rata share of foreign taxes paid by the Fund, and will be entitled to either deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

Whether paid in cash or additional shares and regardless of the length of time the Fund’s shares have been owned by shareholders who are subject to U.S. federal income taxes, distributions from long-term capital gains are taxable as such. Dividends from net investment income or net short-term capital gains will be taxable as ordinary income, whether received in cash or in additional shares. A portion of the income dividends paid by the Fund may be qualified dividends eligible for taxation at long-term capital gains rates, so long as the investor meets certain holding period requirements. Dividends and distributions to a 401(k) plan accumulate free of federal income taxes. For those investors subject to tax, if purchases of shares of the Fund are made shortly before the record date for a dividend or capital gains distribution, a portion of the investment will be returned as a taxable distribution. Shareholders are notified annually by the Fund as to the U.S. federal tax status of dividends and distributions paid by the Fund.

Dividends which are declared in October, November or December to shareholders of record in such a month, but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by the Fund and received by the shareholder on December 31 of the calendar year in which they are declared.

The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders who are subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares. Any loss incurred on the sale of the Fund’s shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

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In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund’s shares. Non-U.S. investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements.

The Fund is required to withhold 28% of taxable dividends, capital gains distributions, and redemption proceeds paid to shareholders who have not complied with rules concerning IRS taxpayer identification numbers. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person (including a U.S. resident alien). The Fund also must withhold if the IRS instructs it to do so.

The tax discussion set forth above is included for general information only. Prospective investors should consult their own tax advisers concerning the federal, state, local or foreign tax consequences of an investment in the Fund.

PURCHASE OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly. However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing all of its investable assets in the Fund (the “Feeder Portfolio”). The Feeder Portfolio has similar investment objective, policies and limitations as the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

Cash Purchases

Investors may purchase shares of the Fund by first contacting the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment. All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the custodian, for the Account of Dimensional Emerging Markets Value Fund Inc. Additional investments also may be made through the wire procedure by first notifying the Advisor. Investors who wish to purchase shares of the Fund by check should send their check to Dimensional Emerging Markets Value Fund Inc., c/o PFPC Inc., P.O. Box 8916, Wilmington, Delaware 19899-8916. Citibank, N.A. serves as custodian for the Fund.

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Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions. No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.

Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

In-Kind Purchases

If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio as described in this Part A or in exchange for local currencies in which such securities of the Fund are denominated. Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued therefore will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor for wire instructions.

The Fund will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction. The Fund will accept such securities for investment and not for resale.

A gain or loss for federal income tax purposes will be realized by investors who are subject to federal taxation upon the exchange depending upon the cost of the securities or local currency exchanged. Investors interested in such exchanges should contact the Advisor.

POLICY REGARDING EXCESSIVE OR SHORT-TERM TRADING

The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing. Short-term or excessive trading into and out of the Fund can disrupt portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.

In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the respective Fund’s net asset

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value (called “arbitrage market timing”). Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value. In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value. There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.

The Board of Directors of the Fund has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities Inc. (collectively, “Dimensional”) and their agents have implemented the following procedures, which are designed to discourage and prevent market timing or excessive short-term trading in the Fund: (i) trade activity monitoring; and (ii) use of fair value pricing.

The Fund, Dimensional and their agents monitor selected trades and flows of money in and out of the Portfolios in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy. As a result of this monitoring, Dimensional may ask the shareholder to stop such activities or refuse to process purchase orders or exchange orders in the shareholder’s account.

The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers. The Fund, Dimensional and their agents reserve the right to reject any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund. In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the best interests of shareholders. For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence or control. In addition, these procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.

In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Fund. These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders. See the discussion under “VALUATION OF SHARES—Net Asset Value” for additional details regarding fair value pricing of the Portfolio’s securities.

Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually nor all of the procedures taken together can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur.

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VALUATION OF SHARES

Net Asset Value

The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading. The net asset value per share of the Fund is calculated after the close of the NYSE (normally, 1:00 p.m. PT) by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund. Note: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PT.

The value of the shares of the Fund will fluctuate in relation to its own investment experience. Securities held by the Fund will be valued in accordance with applicable laws and procedures adopted by the Board of Directors, and generally, as described below.

Securities held by the Fund are valued at the last quoted sale price of the day. Securities held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”). If there is no last reported sale price or NOCP of the day, the Fund values the securities at the mean of the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Generally, securities issued by open-end investment companies, such as the Fund, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.

To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily. Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities. Securities that are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market. Fixed income securities held by the Fund may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities

The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board of Directors. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.

As of the date of this registration statement, the Fund will also fair value price in the circumstances described below. Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (generally 11:00 p.m. PT), which is fourteen hours prior to the close of the NYSE (generally 1:00 p.m. PT) and the time that the net asset value of the Fund is computed. Due to the time differences

13

between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available. The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges. For these purposes, the Board of Directors of the Fund has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing. Consequently, fair valuation of portfolio securities may occur on a daily basis. The fair value pricing by the Fund utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments). The fair value prices of portfolio securities generally will be used when it is determined that the use of such prices will have a material impact on the net asset value of the Fund. When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share. As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. Since the Fund own securities that are primarily listed on foreign exchanges which may trade on days when the Fund not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities. For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (e.g., 5 years) may result in the imposition of lower tax rates than a shorter holding period (e.g., 1 year). The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market that require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by the Fund is determined each day as of such close.

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Public Offering Price

Provided that PFPC, Inc., the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s Account Registration Form in good order and the custodian has received the investor’s payment, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of the investor’s funds by the custodian. The Transfer Agent or the Fund may, from time to time, appoint sub-transfer agents or various financial intermediaries (“Intermediaries”) for the receipt of purchase orders, redemption orders and funds from certain investors. Intermediaries, in turn, are authorized to designate other financial intermediaries (“Sub-designees”) to receive purchase and redemption orders for the Fund’s shares from investors. With respect to such investors, the shares of the Fund will be priced at the public offering price calculated after receipt of the purchase order by the Intermediary or Sub-designee, as applicable, that is authorized to receive purchase orders. If the investor buys shares through an Intermediary or a Sub-designee, the purchase price will be the public offering price next calculated after the Intermediary or Sub-designee, as applicable, receives the order, rather than on the day the custodian receives the investor’s payment (provided that the Intermediary or Sub-designee, as applicable, has received the investor’s purchase order in good order, and the investor has complied with the Intermediary’s or Sub-designee’s payment procedures). “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form, and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PT) on the day of the purchase. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled, and such purchaser may be prohibited or restricted in the manner of placing orders. No reimbursement fee or sales charge is imposed on purchases.

EXCHANGE OF SHARES

There is no exchange privilege between the Fund and any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

REDEMPTION OF SHARES

Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.

Redemption Procedures

Investors who desire to redeem shares of the Fund must first contact the Advisor at the telephone number shown under “PURCHASE OF SHARES.” The Fund will redeem shares at the net asset value of such shares next determined, either: (1) after receipt by the Fund’s Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (2) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent. “Good order” means that the

15

request to redeem shares must include all necessary documentation, to be received in writing by the Advisor no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PT), including but not limited to: the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or authorized representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, a guarantee of the signature of each registered owner by an eligible guarantor institution; and any other required supporting legal documents.

Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form. The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense. If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account. The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders. No charge is made by the Fund for redemptions. The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. (See “PURCHASE OF SHARES.”)

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares that were purchased by check will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

Redemption of Accounts

The Fund reserves the right to redeem a stockholder’s account if the value of the shares in the Fund is $500 or less because of redemptions by the shareholder. Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days in advance of the redemption date. The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.

In-Kind Redemptions

When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of

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redemptions. The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, www.dfaus.com, which is accessible by shareholders, within 20 days after the end of each month. The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s website, which is accessible by shareholders, three months following the month-end. Please consult the statement of additional information for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.

SERVICE PROVIDERS

Investment Advisor

DIMENSIONAL FUND ADVISORS INC.

1299 Ocean Avenue, 11th Floor

Santa Monica, CA 90401

Tel. No. (310) 395-8005

Custodian

CITIBANK, N.A.

111 Wall Street

New York, NY 10005

Transfer and Dividend Disbursing Agent

PFPC INC.

301 Bellevue Parkway

Wilmington, DE 19809

Legal Counsel

STRADLEY, RONON, STEVENS & YOUNG, LLP

2600 One Commerce Square

Philadelphia, PA 19103-7098

Independent Registered Certified Public Accounting Firm

PRICEWATERHOUSECOOPERS LLP

401 East Las Olas Boulevard, Suite 1800

Ft. Lauderdale, FL 33301

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DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401

Telephone: (310) 395-8005

PART B

STATEMENT OF ADDITIONAL INFORMATION

March 30, 2005

This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated March 30, 2005 (“Part A”). A free copy of the Fund’s Part A, annual and semi-annual reports to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the Fund’s annual and semi-annual reports to shareholders are incorporated by reference into this statement of additional information.

FUND CHARACTERISTICS AND POLICIES

The following information supplements the information set forth in Part A. Capitalized terms not otherwise defined in this SAI have the meaning assigned to them in Part A.

Dimensional Emerging Markets Value Fund Inc. is a diversified, open-end management investment company. The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.

It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the 1940 Act and certain requirements of the Act regulating dealings between affiliates might become applicable. However, management does not anticipate that the Fund will own as much as 5% of the voting securities of any issuer.

BROKERAGE COMMISSIONS

For the fiscal years ending November 30, 2004, 2003, and 2002, the Fund paid brokerage commissions of $1,389,358, $681,629, and $545,490, respectively. The substantial increases or decreases in the amount of brokerage commissions paid by the Fund from year to year resulted from increases or decreases in the amount of securities that were bought and sold by the Fund.

Portfolio transactions will be placed with a view to receiving the best price and execution. The Fund will seek to acquire and dispose of securities in a manner that would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that their trading has on the market prices of the securities in which they invest. The Advisor also checks the rates of commissions being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services.

Transactions, from time to time, may be placed with brokers that have assisted in the sale of Fund shares. The Advisor, however, pursuant to policies and procedures approved by the Boards of Directors and the Fund, is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.

During the 2004 fiscal year, the Fund did not pay any brokerage commissions for securities transactions to brokers that provided market price monitoring services, market studies and research services to the Fund or to brokers that are affiliates of the Fund or affiliates of affiliates.

The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker might charge if the

Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the Fund. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.

The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act of 1940 (the “1940 Act”)). The Fund owned securities of LG Securities (HK) Limited, one of its regular brokers or dealers (or securities of the broker’s or dealer’s parent company) during the fiscal year ended November 30, 2004. The value of such securities held by the Fund as of November 30, 2004 was $1,455,943.

INVESTMENT LIMITATIONS

The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund. A “majority” is defined as the lesser of: (1) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

The Fund will not:

(1)	invest in commodities or purchase or sell real estate (including limited partnership interests), although it may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign currency futures contracts and options and index futures contracts and options;

(2)	make loans of cash, except through the acquisition of publicly-traded debt securities and short-term money market instruments;

(3)	invest in the securities of any issuer (except obligations of the U.S. government and its instrumentalities) if, as a result, more than 5% of the Fund’s total assets, at market, would be invested in the securities of such issuer, provided that this limitation applies only to 75% of the total assets of the Fund;

(4)	borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event, in excess of 33% of the Fund’s net assets valued at market;

(5)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

(6)	invest for the purpose of exercising control over management of any company;

(7)	acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry;

(8)	purchase securities on margin;

(9)	as to 75% of the Fund’s assets, acquire more than 10% of the voting securities of any issuer; or

(10)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the Act.

The investment limitations described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

Although (2) above prohibits cash loans, the Fund is authorized to lend portfolio securities.

For purposes of (4) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on the Fund’s behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Fund has no present intent to engage in any other types of borrowing transactions under this authority. With respect to (4) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund.

Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the Fund’s 15% limitation on holdings of illiquid securities as described below. While maintaining oversight, the Board of Directors has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Directors and the Advisor will continue to monitor the liquidity of Rule 144A securities.

As a non-fundamental policy, the Fund does not intend to invest more than 15% of its net assets in illiquid securities.

The Fund may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract.

Notwithstanding any of the above investment restrictions, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable. The Fund would “look through” any such vehicle to determine compliance with its investment restrictions.

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, “total assets” refers to the assets that the Fund owns, and does not include assets that the Fund does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the Fund will exclude from its total assets those assets that represent collateral received by the Fund for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of the Fund’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund’s total assets will not require the Fund to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

FUTURES CONTRACTS

The Fund may enter into futures contracts and options on futures contracts. The Fund may enter into futures contracts and options on future contracts to gain market exposure on the Fund’s uninvested cash pending investments in securities and to maintain liquidity to pay redemptions.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Fund will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange and brokers may establish margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Fund. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Fund expects to earn income on its margin deposits. The Fund intends to limit its futures-related investment activity so that other than with respect to bona fide hedging activity (as defined in Commodity Futures Trading Commission (“CFTC”) Rule 1.3 (z)): (i) the aggregate initial margin and premiums paid to establish commodity futures and commodity option contract positions (determined at the time the most recent position was established) does not exceed 5% of the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into

(provided that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating such 5% limitation) or (ii) the aggregate net “notional value” (i.e., the size of a commodity futures or commodity option contract in contract units (taking into account any multiplier specified in the contract), multiplied by the current market price (for a futures contract) or strike price (for an option contract) of each such unit) of all non-hedge commodity futures and commodity option contracts that the Fund has entered into (determined at the time the most recent position was established) does not exceed the liquidation value of the Fund’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts that the Fund has entered into. Pursuant to published positions of the SEC, the Fund (or its custodian) may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.

Positions in futures contracts may be closed out only on an exchange that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would be required to continue to make variation margin deposits. In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures that are traded on national futures exchanges and for which there appears to be a liquid secondary market.

CASH MANAGEMENT PRACTICES

Pending the investment of new capital in Approved Market equity securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). The Fund may also invest in money market mutual funds for temporary cash management purposes.

In addition, the Fund may invest in repurchase agreements. In the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

CONVERTIBLE DEBENTURES

The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S. companies organized in Approved Markets. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed income stream (generally higher in yield than the income derived from a common stock but lower than that afforded by a non-convertible debenture), a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible debentures tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield, the Fund may be required to pay for a convertible debenture an amount in excess of the value of the underlying common stock. Common stock acquired by the Fund upon conversion of a convertible debenture will generally be held for so long as the Advisor anticipates such stock will provide the Fund with opportunities which are consistent with the Fund’s investment objective and policies.

EXCHANGE TRADED FUNDS

The Fund may also invest in Exchange Traded Funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity. An ETF is an investment company whose goal is to track or replicate a desired index, such as a sector, market or global segment. ETFs are passively managed, and traded similar to a publicly traded company. The risks and costs of investing in ETFs are comparable to investing in a publicly traded company. The goal of an ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index. The risk of not correlating to the index is an additional risk to the investors of ETFs. When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.

DIRECTORS AND OFFICERS

Directors

The Board of Directors of the Fund is responsible for establishing Fund policies and for overseeing the management of the Fund. The Directors of the Fund, including all of the disinterested Directors, have adopted written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

The Board of Directors has two standing committees, the Audit Committee and the Portfolio Performance and Service Review Committee (the “Performance Committee”). The Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Director. The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof and performs other oversight functions as requested by the Board. The Audit Committee for the Board recommends the appointment of the Fund’s independent registered certified public accounting firm and also acts as a liaison between the Fund’s independent registered certified public accounting firm and the full Board. There were four Audit Committee meetings held during the fiscal year ended November 30, 2004.

The Performance Committee is comprised of Messrs. Constantinides and Ibbotson, Ms. Smith, John P. Gould, Myron S. Scholes and Robert C. Merton. Each member of the Fund’s Performance Committee is a disinterested Director. The Performance Committee regularly reviews and monitors the investment performance of the Fund and reviews the performance of the Fund’s service providers. There were three Performance Committee meetings held during the fiscal year ended November 30, 2004.

Certain biographical information for each disinterested Director and each interested Director of the Fund is set forth in the tables below, including a description of each Director’s experience as a Director of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Directors

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
George M. Constantinides Graduate School of Business, University of Chicago 5807 Woodlawn Avenue Chicago, IL 60637 Date of Birth: 9/22/47	Director	Since 1993	Leo Melamed Professor of Finance, Graduate School of Business, University of Chicago.	75 portfolios in 4 investment companies

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
John P. Gould Graduate School of Business, University of Chicago 5807 Woodlawn Avenue Chicago, IL 60637 Date of Birth: 1/19/39	Director	Since 1993	Steven G. Rothmeier Distinguished Service Professor of Economics, Graduate School of Business, University of Chicago. Member of the Boards of Milwaukee Mutual Insurance Company and UNext.com. Formerly, Senior Vice President, Lexecon Inc. (economics, law, strategy and finance consulting). Formerly, President, Cardean University (division of UNext.com). Formerly, Trustee, First Prairie Funds (registered investment company).	75 portfolios in 4 investment companies	Trustee, Harbor Fund (registered investment company) (13 Portfolios).

Roger G. Ibbotson Yale School of Management P.O. Box 208200 New Haven, CT 06520-8200 Date of Birth: 5/27/43	Director	Since 1993	Professor in Practice of Finance, Yale School of Management. Director, BIRR Portfolio Analysis, Inc. (software products). Chairman, Ibbotson Associates, Inc., Chicago, IL (software, data, publishing and consulting). Partner, Zebra Capital Management, LLC (hedge fund manager). Formerly, Director, Hospital Fund, Inc. (investment management services).	75 portfolios in 4 investment companies

Robert C. Merton Harvard Business School 397 Morgan Hall Soldiers Field Boston, MA 02163 Date of Birth: 7/31/44	Director	Since 2003	John and Natty McArthur University Professor, Graduate School of Business Administration, Harvard University (since 1998). George Fisher Baker Professor of Business Administration, Graduate School of Business Administration, Harvard University (1988-1998). Co-founder, Chief Science Officer and Director, Integrated Finance Limited (since 2002). Director, MF Risk, Inc. (risk management software) (since 2001). Director, Peninsula Banking Group (bank) (since 2003). Director, Community First Financial Group (bank holding company) (since 2003). Formerly, Co-Founder and Principal, Long-Term Capital Management.	75 portfolios in 4 investment companies	Director, Vical Incorporated (biopharmaceutical product development).

Myron S. Scholes 1101 Vallejo Street San Francisco, CA 94133 Date of Birth: 7/01/41	Director	Since 1993	Frank E. Buck Professor Emeritus of Finance, Stanford University. Managing Partner, Oak Hill Capital Management (private equity firm). Chairman, Oak Hill Platinum Partners (hedge fund). Director, Chicago Mercantile Exchange. Consultant, Arbor Investors. Formerly, Director, Smith Breeden Family of Funds.	75 portfolios in 4 investment companies	Director, American Century Fund Complex (registered investment companies) (38 Portfolios); and Director, Chicago Mercantile Exchange Holdings Inc.

Abbie J. Smith Graduate School of Business University of Chicago 5807 Woodlawn Avenue Chicago, IL 60637 Date of Birth: 4/30/53	Director	Since 2000	Boris and Irene Stern Professor of Accounting, Graduate School of Business, University of Chicago. Formerly, Marvin Bower Fellow, Harvard Business School (9/01 to 8/02).	75 portfolios in 4 investment companies	Director, HNI Corporation (formerly known as HON Industries Inc.) (office furniture) and Director, Ryder System Inc. (transportation).

Interested Directors

The following Interested Directors are described as such because they are deemed to be “interested persons,” as that term is defined under the 1940 Act, due to their positions with the Advisor.

Name, Address and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held
David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401 Date of Birth: 12/02/46	Chairman, Director, President, Chief Executive Officer, and Chief Investment Officer	Since 1993	Chairman, Director/Trustee, President, Chief Executive Officer and Chief Investment Officer (beginning in 2003) of the following companies: Dimensional Fund Advisors Inc., DFA Securities Inc., Dimensional Fund Advisors Canada Inc., the Fund, Dimensional Investment Group Inc.; DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Director of Dimensional Fund Advisors Ltd. and formerly, Chief Investment Officer. Director, President and Chief Investment Officer (beginning in 2003) of DFA Australia Limited. Formerly, Director of Dimensional Funds PLC. Limited Partner, Oak Hill Partners. Director, University of Chicago Business School. Formerly, Director, SA Funds (registered investment company). Formerly, Director of Assante Corporation (investment management).	75 portfolios in 4 investment companies

Rex A. Sinquefield* 1299 Ocean Avenue Santa Monica, CA 90401 Date of Birth: 9/07/44	Director and Chairman	Since 1993	Chairman and Director/Trustee (and prior to 2003, Chief Investment Officer) of the following companies: Dimensional Fund Advisors Inc., DFA Securities Inc., the Fund, Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Director (and prior to 2003, Chief Investment Officer) of DFA Australia Limited. Director and formerly, President of Dimensional Fund Advisors Ltd. Director of Dimensional Funds PLC and Dimensional Fund Advisors Canada Inc. Trustee, St. Louis University. Life Trustee and Member of Investment Committee, DePaul University. Director, The German St. Vincent Orphan Home. Member of Investment Committee, Archdiocese of St. Louis. Director, St. Louis Art Institute.	75 portfolios in 4 investment companies

[1]	Each Director holds office for an indefinite term until his or her successor is elected and qualified.

[2]	Each Director is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which are: the Fund; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc; and The DFA Investment Trust Company.

*	Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Information relating to each Director’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2004 is set forth in the chart below.

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Director in Family of Investment Companies
Disinterested Directors:
George M. Constantinides	None	None
John P. Gould	None	None
Roger G. Ibbotson	None	None
Robert C. Merton	None	None
Myron S. Scholes	None	$10,001-50,000
Abbie J. Smith	None	None

Interested Directors:
David G. Booth	None	Over $100,000
Rex A. Sinquefield	None	Over $100,000

Set forth below is a table listing, for each Director entitled to receive compensation, the compensation received from the Fund during the fiscal year ended November 30, 2004 and the total compensation received from all four registered investment companies for which the Advisor serves as investment advisor during that same fiscal year.

Director	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex†
George M. Constantinides	$988	N/A	N/A	$75,000
John P. Gould	$988	N/A	N/A	$75,000
Roger G. Ibbotson	$988	N/A	N/A	$75,000
Robert C. Merton	$988	N/A	N/A	$75,000
Myron S. Scholes	$988	N/A	N/A	$75,000
Abbie J. Smith	$988	N/A	N/A	$75,000

†	The term DFA Fund Complex refers to the four registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*	Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Directors of the Fund may defer receipt of all or a portion of the compensation for serving as members of the four Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”). Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds”). The amounts ultimately received by the disinterested Directors under the Plan will be directly linked to the investment performance of the Reference Funds. Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Director or to pay any particular level of compensation to the disinterested Director. The total amount of deferred compensation accrued by the disinterested Directors from the DFA Fund Complex who participated in the Plan during the fiscal year ended November 30, 2004 is as follows: $75,000 (Mr. Gould), $75,000 (Mr. Ibbotson), $75,000 (Mr. Merton) and $75,000 (Ms. Smith). A disinterested Director’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Director’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Director has specified. The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

Officers

Below is the name, age, and information regarding positions with the Fund and the principal occupation for each officer of the Fund. The address of each officer is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Each of the officers listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the “DFA Entities”).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
M. Akbar Ali Date of Birth: 7/1/71	Vice President	Since 2005	Vice President of all the DFA Entities. Portfolio Manager of Dimensional Fund Advisors Inc. (since August 2002). Formerly, Graduate Student at the University of California, Los Angeles (August 2000 to June 2002); Senior Technology Office at JPMorgan Chase & Co. (February 1997 to June 2000).

Darryl Avery Date of Birth: 10/4/66	Vice President	Since 2005	Vice President of all the DFA Entities. From June 2002 to January 2005, institutional client service representative of Dimensional Fund Advisors Inc. Formerly, institutional client service and marketing representative for Metropolitan West Asset Management (February 2001 to February 2002); institutional client service and marketing representative for Payden & Rygel (June 1990 to January 2001).

Arthur H. Barlow Date of Birth: 11/07/55	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Valerie A. Brown Date of Birth: 1/24/67	Vice President and Assistant Secretary	Since 2001	Vice President and Assistant Secretary of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc. Since March 2000, legal counsel for Dimensional Fund Advisors Inc.

Stephen A. Clark Date of Birth: 8/20/72	Vice President	Since 2004	Vice President of all the DFA Entities. April 2001 to April 2004, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Graduate Student at the University of Chicago (September 1998 to March 2001); Associate of US Bancorp Piper Jaffrey (September 1999 to September 2000) and an Analyst and later an Associate of John Nuveen & Co. (August 1997 to September 1999).

Truman A. Clark Date of Birth: 4/08/41	Vice President	Since 1996	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Christopher S. Crossan Date of Birth: 12/21/65	Vice President and Chief Compliance Officer	Since 2004	Vice President of all the DFA Entities. Formerly, Senior Compliance Officer, INVESCO Institutional, Inc. and its affiliates (August 2000 to January 2004); Branch Chief, Investment Company and Investment Advisor Inspections, Securities and Exchange Commission (April 1994 to August 2000).

James L. Davis Date of Birth: 11/29/56	Vice President	Since 1999	Vice President of all the DFA Entities. Formerly, Vice President DFA Australia Limited and Dimensional Fund Advisors Ltd. Formerly at Kansas State University, Arthur Andersen & Co. and Phillips Petroleum Co.

Robert T. Deere Date of Birth: 10/08/57	Vice President	Since 1994	Vice President of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Robert W. Dintzner Date of Birth: 3/18/70	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to April 2001, marketing supervisor and marketing coordinator for Dimensional Fund Advisors Inc. Formerly, Vice President DFA Australia Limited.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Richard A. Eustice Date of Birth: 8/05/65	Vice President and Assistant Secretary	Since 1998	Vice President and Assistant Secretary of all the DFA Entities and DFA Australia Limited. Formerly, Vice President of Dimensional Fund Advisors Ltd.

Eugene F. Fama, Jr. Date of Birth: 1/21/61	Vice President	Since 1993	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited and Dimensional Fund Advisors Ltd.

Damon S. Fisher Date of Birth: 8/2/68	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors Inc.

Gretchen A. Flicker Date of Birth: 6/9/71	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors Inc.

Glenn S. Freed Date of Birth: 11/24/61	Vice President	Since 2001	Vice President of all the DFA Entities. Formerly, Professor and Associate Dean of the Leventhal School of Accounting (September 1998 to August 2001) and Academic Director Master of Business Taxation Program (June 1996 to August 2001) at the University of Southern California Marshall School of Business.

Henry F. Gray Date of Birth: 9/22/67	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Vice President of DFA Australia Limited.

Kamyab Hashemi-Nejad Date of Birth: 1/22/61	Vice President, Controller and Assistant Treasurer	Since 1997	Vice President, Controller and Assistant Treasurer of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd. Formerly, Assistant Secretary of Dimensional Fund Advisors Ltd.

Christine W. Ho Date of Birth: 11/29/67	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, Assistant Controller of Dimensional Fund Advisors Inc.

Jeff J. Jeon Date of Birth: 11/11/73	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, counsel of Dimensional Fund Advisors Inc. Formerly, an Associate at Gibson, Dunn & Crutcher LLP (September 1997 to August 2001).

Patrick Keating Date of Birth: 12/21/54	Vice President	Since 2003	Vice President of all the DFA Entities and Dimensional Fund Advisors Canada Inc. (since June 2003). Formerly, Director, President and Chief Executive Officer, Assante Asset Management Inc. (October 2000 to December 2002); Director, Assante Capital Management (October 2000 to December 2002); President and Chief Executive Officer, Assante Capital Management (October 2000 to April 2001); Executive Vice President, Assante Corporation (May 2001 to December 2002); Director, Assante Asset Management Ltd. (September 1997 to December 2002); President and Chief Executive Officer, Assante Asset Management Ltd. (September 1998 to May 2001).

Joseph F. Kolerich Date of Birth: 11/7/71	Vice President	Since 2004	Vice President of all the DFA Entities. From April 2001 to April 2004, Portfolio Manager for Dimensional Fund Advisors Inc. Formerly, a trader at Lincoln Capital Fixed Income Management (formerly Lincoln Capital Management Company).

Michael F. Lane Date of Birth: 7/11/67	Vice President	Since 2004	Vice President of all the DFA Entities. Formerly, Vice President of Advisor Services at TIAA-CREF (July 2001 to September 2004); AEGON, President, Advisor Resources (September 1994 to June 2001).

Heather H. Mathews Date of Birth: 12/12/69	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Fund Advisors Ltd. Prior to April 2004, Portfolio Manager for Dimensional Fund Advisors Inc. Formerly, Graduate Student at Harvard University (August 1998 to June 2000).

David M. New Date of Birth: 02/09/60	Vice President	Since 2003	Vice President of all the DFA Entities. Formerly, Client Service Manager of Dimensional Fund Advisors Inc. Formerly, Director of Research, Wurts and Associates (investment consulting firm) (December 2000 to June 2002).

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Catherine L. Newell Date of Birth: 5/07/64	Vice President and Secretary	Vice President since 1997 and Secretary since 2000	Vice President and Secretary of all the DFA Entities. Vice President and Assistant Secretary of DFA Australia Limited. Director, Vice President and Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997 and May 2002, respectively). Vice President and Secretary of Dimensional Fund Advisors Canada Inc. (since June 2003). Director of Dimensional Funds plc (since January 2002). Formerly, Assistant Secretary of all DFA Entities and Dimensional Fund Advisors Ltd.

Sonya Park Date of Birth: 6/28/72	Vice President	Since 2005	Vice President of all the DFA Entities. From February 2002 to January 2005, institutional client service representative of Dimensional Fund Advisors Inc. Formerly, Associate Director at Watson Pharmaceuticals Inc. (January 2001 to February 2002); Graduate student at New York University (February 2000 to December 2000).

David A. Plecha Date of Birth: 10/26/61	Vice President	Since 1993	Vice President of all the DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Ltd.

Eduardo A. Repetto Date of Birth: 1/28/67	Vice President	Since 2002	Vice President of all the DFA Entities. Formerly, Research Associate for Dimensional Fund Advisors Inc. (June 2000 to April 2002). Formerly, Research scientist (August 1998 to June 2000), California Institute of Technology.

Michael T. Scardina Date of Birth: 10/12/55	Vice President, Chief Financial Officer and Treasurer	Since 1993	Vice President, Chief Financial Officer and Treasurer of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc. Director of Dimensional Fund Advisors Ltd. (since February 2002) and Dimensional Funds plc (since January 2002).

David E. Schneider Date of Birth: 1/26/46	Vice President	Since 2001	Vice President of all the DFA Entities. Currently, Director of Institutional Services. Prior to 2001, Regional Director of Dimensional Fund Advisors Inc.

John C. Siciliano Date of Birth: 8/24/54	Vice President	Since 2001	Vice President of all the DFA Entities. Formerly, Director of Global Institutional Services of Dimensional Fund Advisors Inc. and Director of Dimensional Fund Advisors Ltd. (May 2001 to January 2005). Formerly, Vice President of DFA Australia Limited. Formerly, Director of Dimensional Funds plc. Formerly, Managing Principal, Payden & Rygel Investment Counsel (April 1998 to December 2000).

Jeanne C. Sinquefield, Ph.D.* Date of Birth: 12/02/46	Executive Vice President	Since 1988	Executive Vice President of all the DFA Entities and DFA Australia Limited. Vice President (formerly, Executive Vice President) of Dimensional Fund Advisors Ltd. (since January 2003) and Dimensional Fund Advisors Canada Inc. (since June 2003).

Grady M. Smith Date of Birth: 5/26/56	Vice President	Since 2004	Vice President of all the DFA Entities. From August 2001 to April 2004, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Principal of William M. Mercer, Incorporated (July 1995 to June 2001).

Carl G. Snyder Date of Birth: 6/08/63	Vice President	Since 2000	Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager of Dimensional Fund Advisors Inc. Formerly, Vice President of DFA Australia Limited.

Lawrence R. Spieth Date of Birth: 11/10/47	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors Inc.

Bradley G. Steiman Date of Birth: 3/25/73	Vice President	Since 2004	Vice President of all the DFA Entities and Dimensional Funds Canada Inc. (since June 2003). Prior to April 2002, Regional Director of Dimensional Fund Advisors Inc. Formerly, Vice President and General Manager of Assante Global Advisors (July 2000 to April 2002); Vice President of Assante Asset Management Inc. (March 2000 to July 2000); and Private Client Manager at Loring Ward Investment Counsel Ltd. (June 1997 to February 2002).

Karen Umland Date of Birth: 3/10/66	Vice President	Since 1997	Vice President of all the DFA Entities, DFA Australia Limited, Dimensional Fund Advisors Ltd. and since June 2003, Dimensional Fund Advisors Canada Inc.

Name and Age	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Carol W. Wardlaw Date of Birth: 8/7/58	Vice President	Since 2004	Vice President of all the DFA Entities. Prior to April 2004, institutional client service representative of Dimensional Fund Advisors Inc.

Weston J. Wellington Date of Birth: 3/01/51	Vice President	Since 1997	Vice President of all the DFA Entities. Formerly, Vice President of DFA Australia Limited.

Daniel M. Wheeler Date of Birth: 3/03/45	Vice President	Since 2001	Vice President of all the DFA Entities. Prior to 2001 and currently, Director of Global Financial Advisor Services of Dimensional Fund Advisors Inc. Director of Dimensional Fund Advisors Ltd. (since October 2003) and President of Dimensional Fund Advisors Canada Inc. (since June 2003).

[1]	Each officer holds office for an indefinite term at the pleasure of the Board of Directors and until his or her successor is elected and qualified.
*	Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

As of February 28, 2005, directors and officers as a group own less than 1% of the Fund’s outstanding stock.

SERVICES TO THE FUND

Administrative Services

PFPC Inc. (“PFPC”) serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PFPC are subject to supervision by the executive officers and the Board of Directors of the Fund, and include day-to-day recordkeeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with the Fund’s custodian, and transfer and dividend disbursing agency services. For its services, the Fund pays PFPC annual fees which are set forth below:

0.1230% of the first $300 million of net assets

0.0615% of the next $300 million of net assets

0.0410% of the next $250 million of net assets

0.0205% of the net assets over $850 million

The Fund is subject to a $75,000 per year minimum fee. PFPC has agreed to limit the minimum fee for the Fund from time to time. The Fund and certain other funds managed by the Advisor that invest in foreign securities (“Foreign Equity Funds”) also pay PFPC a fee for providing fair value pricing services. The total annual fee for the fair value pricing services is calculated by aggregating Foreign Equity Fund by Foreign Equity Fund an amount equal to the greater of (i) 0.005% of each Foreign Equity Fund’s assets or (ii) $20,000, and then allocating such total annual fee among the Foreign Equity Funds based on net assets.

The Fund may, as is deemed necessary or appropriate, employ administrators in other countries in which it invests. Certain emerging market countries require a local entity to provide administrative services for all direct investments by foreigners. Where required by local law, the

Fund intends to retain a local entity to provide such administrative services. The local administrator will be paid a fee by the Fund for its services. Generally, such services will be contracted for through the custodian, or through a foreign sub-custodian located in the particular country.

Custodian

Citibank, N.A., the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.

Distributor

The Fund’s shares are distributed by DFA Securities Inc. (“DFAS”), a wholly-owned subsidiary of the Advisor. DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The principal business address of DFAS is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares. Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered. No sales charges are paid by investors or the Fund. No compensation is paid by the Fund to DFAS under the Distribution Agreement.

Independent Registered Certified Public Accounting Firm

PricewaterhouseCoopers LLP is the independent registered certified public accounting firm to the Fund and audits the annual financial statements of the Fund. Their address is 401 East Las Olas Boulevard, Suite 1800, Ft. Lauderdale, FL 33301.

ADVISORY FEES

For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund. For the fiscal years ending November 30, 2004, 2003, and 2002, the Fund paid management fees to the Advisor for its services of $852,000, $398,000 and $333,000, respectively. David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, and shareholders of the Advisor’s outstanding stock, may be deemed controlling persons of the Advisor.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling and DFA Australia fees of $13,000 per year for services to the Fund.

In approving the continuation of the advisory agreement (and sub-advisory agreement) for the Fund, the Board of Directors (the “Board”), including those Directors who are not

“interested persons” (as defined in the 1940 Act) of the Fund or the Advisor (the “Disinterested Board Members”), considered a number of factors, including: (i) the nature, extent and quality of services provided by the Advisor (or the sub-advisor) to the Fund; (ii) the fees and expenses borne by the Fund; and (iii) the performance of the Fund relative to a selected peer group of funds. When considering the nature and quality of the services provided by the Advisor (or the sub-advisor) for the Fund, the Board reviewed the scope, depth and experience of the Advisor’s (or the sub-advisor’s) organization and the investment professionals currently providing management services to the Fund. The Board evaluated the Advisor’s (or the sub-advisor’s) portfolio management process. The Board also considered the nature and character of non-investment management services provided by the Advisor. When considering the fees and expenses borne by the Fund, and considering the reasonableness of the management fees paid to the Advisor (and the fees paid to the sub-advisor) in light of the services provided to Fund and any additional benefits received by the Advisor (or its affiliates, including, if applicable, the sub-advisor) in connection with providing such services, the Board compared the fees charged by the Advisor to Fund to the fees charged the funds in its peer group for comparable services, and analyzed the expenses incurred by the Advisor with respect to the Fund. The Board also reviewed the Advisor’s (and the sub-advisor’s) operations, financial condition, and financial results in managing the Fund. The Board noted, among other things, that the Fund’s management fees and total expenses as a percentage of its average net assets over various periods were highly favorable in relation to its peer group of funds. In considering the performance of the Fund, the Board compared the performance of the Fund to the performance of a peer group of funds, and also reviewed the sales and redemption activity of the Fund. After requesting and reviewing such materials as it deemed necessary, and based on the considerations described above, including the high-quality of the personnel, financial condition, investment advisory capabilities, portfolio management process and the performance of the Advisor (or the sub-advisor) with respect to the management of the Fund, the Board concluded that the management fees of the Fund are fair, both absolutely and in comparison with those of other funds in its peer group and the industry at large, the scope and quality of the services to be provided by the Advisor (or the sub-advisor) to the Fund were consistent with the Fund’s operational requirements, and that shareholders have received reasonable value in return for paying such fees and expenses. The Board also determined that the performance results of the Fund were reasonable, as compared with relevant performance standards and appropriate market indices. The Board, including the Disinterested Board Members, therefore concluded that the continuation of the advisory agreement (and the sub-advisory agreement) for the Fund was in the best interests of the Fund and its shareholders.

PORTFOLIO MANAGERS

In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee. The portfolio managers and portfolio traders also make daily decisions regarding the Fund including running buy and sell programs based on the parameters established by the Investment Committee. The portfolio manager named below coordinates the efforts of all other portfolio managers and trading personnel with respect to the Fund. For this reason, the Advisor has identified Karen E. Umland as the individual primarily responsible for the day-to-day management of the Fund.

Investments in the Fund

The portfolio manager and her immediate family did not own any shares of the Fund or any feeder funds that invest solely in the Fund as of November 30, 2004.

Description of Compensation Structure

Portfolio managers receive a base salary, an incentive bonus and may receive a commission based on services provided to certain clients of the Advisor. Compensation of a portfolio manager is determined at the discretion of the Compensation Committee of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts and other subjective factors. The compensation of portfolio managers is not directly based upon the performance of the Series or other accounts that they manage. The Compensation Committee of the Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as it deems necessary to reflect changes in the market. Each portfolio manager’s compensation consists of the following:

•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.

•	Semi-Annual Bonus. Each portfolio manager receives points in a bonus pool that is shared with other employees of the Advisor. The number of bonus points awarded to each portfolio manager is based upon the factors described above. The Advisor calculates the value of the bonus points based on the profitability of the Advisor. The bonus is paid two times per year.

•	Commissions for Client Services. Certain portfolio managers may receive a commission based on services the portfolio manager provides to certain clients of the Advisor.

Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegees. Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.

Other Managed Accounts

In addition to the Fund, the portfolio manager manages (i) other U.S. registered investment companies advised or sub-advised by the Advisor, (ii) other pooled investment vehicles that are not U.S. registered mutual funds and (iii) other accounts managed for organizations and individuals. The following table sets forth information regarding the total accounts for which the portfolio manager has the day-to-day management responsibilities.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of November 30, 2004
Karen E. Umland

•      20 U.S. registered mutual funds with $15,062,938,436 in total assets under management.

•      6 unregistered pooled investment vehicles with $292,144,007 in total assets under management.

•      3 other accounts with $1,192,508,942 in total assets under management.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to more than the Fund and other accounts. Other accounts include registered mutual funds (other than the Fund), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”). An Account may have similar investment objectives to the Fund, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by the Fund. Actual or apparent conflicts of interest include:

•	Time Management. The management of the Fund and Accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and Accounts. The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most Accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Fund.

•	Investment Opportunities. It is possible that at times identical securities will be held by the Fund and other Accounts. However, positions in the same security may vary and the length of time that the Fund or any Account may choose to hold its investment in the same security may likewise vary. If a portfolio manager identifies a limited investment opportunity that may be suitable for the Fund or other Accounts, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the Fund and all eligible Accounts. To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across the Fund and multiple Accounts.

•	Broker Selection. With respect to securities transactions for the Fund, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for the Fund and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the Account.

•	Performance-Based Fees. For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee. These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

•	Client Service Responsibilities. A conflict may arise where a portfolio manager receives a commission for servicing a client in that the portfolio manager may have an incentive to favor the Account of that client over the Fund or Accounts that the portfolio manager manages.

•	Investment in a Portfolio. The portfolio manager or her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

GENERAL INFORMATION

The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature. On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.

On November 21, 1997, the shareholders of the Fund approved the Fund’s conversion from a closed-end management investment company to an open-end management investment company registered with the SEC. The Fund commenced operations as an open-end company on November 26, 1997.

CODES OF ETHICS

The Fund, the Advisor and DFAS have adopted a Code of Ethics, under Rule 17j-1 of the 1940 Act, for certain access persons of the Fund. The Code is designed to ensure that access persons act in the interest of the Fund and its shareholders, with respect to any personal trading of securities. Under the Code, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund unless their proposed purchases are approved in advance. The Code also contains certain reporting requirements and securities trading clearance procedures.

SHAREHOLDER RIGHTS

With respect to matters which require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares which they hold, except as otherwise required by applicable law. If liquidation of the Fund should occur, shareholders would be entitled to receive on a per class basis the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class. Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law. The Fund’s bylaws provide that special meetings of its shareholders shall be called at the written consent of 10% of the shareholders. Such meeting may be called to consider any matter, including the removal of one or more directors. Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited at least once each year.

Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

PRINCIPAL HOLDERS OF SECURITIES

As of February 28, 2005, no person may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.

As of February 28, 2005, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401:

Emerging Markets Value Portfolio of DFA Investment Dimensions Group Inc.	81.03%

BellSouth Master Pension Trust 1155 Peachtree Street, N.E. Atlanta, Georgia 30309-7629	15.71%

PURCHASE OF SHARES

The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”

The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Fund will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

REDEMPTION OF SHARES

The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”

The Fund may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the NYSE is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets, and (3) for such other periods as the SEC may permit.

TAXATION OF THE FUND

The following is a summary of some of the federal income tax consequences of investing in the Fund. Unless you are invested in the Fund through a retirement plan, you should consider the tax implications of investing and consult your own tax adviser.

Distributions of Net Investment Income

The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes its net investment income from which dividends may be paid to its shareholders. If you are a taxable investor, any distributions by the Fund from such income (other than qualified dividends) will be taxable to a shareholder as ordinary income, whether they are received in cash or in additional shares. A portion of the income dividends paid to shareholders may be qualified dividends eligible to be taxed at reduced rates.

Distributions of Qualified Dividend income

Under the 2003 Tax Act, dividends earned on the following income sources will be subject to a maximum rate of tax of 15% for individuals (5% for individuals in the 10% and 15% federal rate bracket):

•	dividends paid by domestic corporations, and

•	dividends paid by qualified foreign corporations, including:

-	corporations incorporated in a possession of the U.S.,

-	corporations eligible for benefits of a comprehensive income tax treaty with the United States that the Treasury Department determines is satisfactory (including an exchange of information program), and

-	corporations whose stock is readily tradable on an established securities market in the United States.

For individuals in the 10% and 15% tax brackets, the rate for qualified dividends received in calendar year 2008 is further reduced from 5% to 0%.

Dividends from corporations exempt from tax, dividends from foreign personal holding companies, foreign investment companies and passive foreign investment companies (PFICs), and dividends paid from interest earned by the Fund on debt securities generally will not qualify for this favorable tax treatment.

Both the Fund and its investors must each separately meet certain holding period requirements to qualify Fund dividends for this treatment. Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. Similarly, investors must hold their Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend. The ex-dividend date is the first date following the declaration of a dividend on which the purchaser of stock is not entitled to receive the dividend payment. When counting the number of days you held your Fund shares, include the day you sold your shares but not the day you acquired these shares.

While the income received in the form of a qualified dividend is taxed at the same rates as long-term capital gains, such income will not be considered as a long-term capital gain for other federal income tax purposes. For example, you will not be allowed to offset your long-term capital losses against qualified dividend income on your federal income tax return. Any qualified dividend income that you elect to be taxed at these reduced rates also cannot be used as investment income in determining your allowable investment interest expense. For other limitations on the amount of or use of qualified dividend income on your income tax return, please contact your tax advisor.

After the close of its fiscal year, the Fund will designate the portion of its ordinary dividend income that that meets the definition of qualified dividend income taxable at reduced rates. If 95% or more of the Fund’s income is from qualified sources, it will be allowed to designate 100% of its ordinary income distributions as qualified dividend income. This designation rule may have the effect of converting small amounts of ordinary income or net short-term capital gains, that otherwise would be taxable as ordinary income, into qualified dividend income eligible for taxation at reduced rates.

Distributions of Capital Gains

The Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions by the Fund from net short-term capital gain will be taxable to shareholders as ordinary income. Distributions paid from net long-term capital gain will be taxable to shareholders as long-term capital gain, regardless of how long the shares of the Fund have been held. Any net capital gain of the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.

Capital gain dividends and any net long-term capital gains you realize from the sale of Fund shares are subject to a maximum rate of tax of 15% for individuals (5% for individuals in the 10% and 15% federal income tax brackets). For individuals in the 10% and 15% tax brackets, the rate for net long-term capital gains realized in calendar year 2008 is further reduced from 5% to 0%.

Sunsetting of Provisions

The special provisions of the 2003 Tax Act dealing with reduced rates of taxation for qualified dividends and net long-term capital gains are scheduled to sunset on December 31, 2008, unless extended or made permanent before that date. If these rules do sunset, the prior rates of taxation of dividends (as ordinary income) under the 2001 Tax Act will again apply for 2009 and 2010, and will then sunset and be replaced (unless these provisions are extended or made permanent) with income tax rates and provisions in effect prior to the effective date of the 2001 Tax Act. If the 2003 Tax Act changes do sunset in 2008, the rules on taxation of capital gains that were in effect prior to the 2003 Tax Act, including provisions for the taxation of five-year gains, will again be effective for 2009 and later years.

Election to be Taxed as a Regulated Investment Company

The Fund intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Internal Revenue Code, as amended (the “Code”). As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to maintain the qualification of the Fund as a regulated investment company, if it determines that such course of action to be beneficial to shareholders. In such case, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary dividend income to the extent of the Fund’s available earnings and profits.

Excise Tax Distribution Requirement

To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts:

•	98% of its taxable ordinary income earned during the calendar year;

•	98% of its capital gain net income earned during the twelve month period ending October 31; and

•	100% of any undistributed amounts of these categories of income or gain from the prior year.

The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December), but can give no assurances that its distributions will be sufficient to eliminate all taxes.

Effect of Foreign Investments on Distributions

Most foreign exchange gains derived from the sale of debt instruments are treated as ordinary income by the Fund. Similarly, foreign exchange losses derived by the Fund on the sale of debt instruments are generally treated as ordinary losses. These gains, when distributed, will be taxable to shareholders as ordinary dividends, and any losses will reduce the Fund’s ordinary income distributions to shareholders, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital. This treatment could increase or reduce the Fund’s ordinary income distributions to shareholders, and may cause some or all of the Fund’s previously distributed income to be classified as a return of capital.

Effect of Foreign Withholding Taxes

The Fund may be subject to foreign withholding taxes on income from certain foreign securities. This, in turn, could reduce the Fund’s income dividends paid to shareholders.

PFIC Securities

The Fund may invest in securities of foreign entities that could be deemed for tax purposes to be passive foreign investment companies (PFICs). When investing in PFIC securities, the Fund intends to mark-to-market these securities and recognize any gains at the end of its fiscal and excise tax years. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that the Fund is required to distribute, even though it has not sold the securities.

Dividends Received Deduction

Dividends derived by the Fund generally will be earned on portfolio securities of non-U.S. issuers, and are not expected to qualify for the corporate dividends-received deduction.

Limitation on Deductibility of Losses

Losses incurred on the sale of securities by the Fund to another fund may be disallowed if, as of the date of sale, the selling and purchasing funds are considered related parties. If the selling and purchasing funds are both corporations, they are treated as related parties if five or fewer persons, who are individuals, estates or trusts, own, directly or indirectly, more than 50% of the outstanding shares in both the selling and purchasing funds. If the selling and purchasing funds are a corporation and a partnership, they are treated as related parties if the same persons own, directly or indirectly, more than 50% of the outstanding shares in both the selling and purchasing funds.

Redemption of Fund Shares

For shareholders subject to tax, redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes that cause such a shareholder to recognize a gain or loss. If a shareholder holds his shares as a capital asset, the gain or loss that he realizes will be capital gain or loss.

Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to the shareholder by the Fund on those shares. All or a portion of any loss that a shareholder realizes upon the redemption of the Fund’s shares will be disallowed to the extent that the shareholder purchases other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after the share redemption. Any loss disallowed under these rules will be added to the shareholder’s tax basis in the new shares purchased by the shareholder.

Wash Sales

All or a portion of any loss that a shareholder realizes on the redemption of their Fund shares is disallowed to the extent that the shareholder buys other shares in the same Fund (through reinvestment of dividends or otherwise) within 30 days before or after the shareholder’s share redemption. Any loss disallowed under these rules is added to the shareholder’s tax basis in the new shares.

Complex Securities

The Fund may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund’s ability to recognize losses, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain of the Fund’s foreign investments. In turn, these rules may affect the amount, timing or character of the income distributed to a shareholder by the Fund.

Securities Lending

The Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income.

Non-U.S. Investors

Taxation of an investor who, as to the United States, is a nonresident alien individual, non-U.S. trust or estate, non-U.S. corporation, or non-U.S. partnership (“non-U.S. investor”), depends on whether the income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a U.S. trade or business carried on by a non-U.S. investor, dividends paid to such non-U.S. investor from investment company taxable income generally will be subject to a U.S. withholding tax at the rate of 30% (or lower treaty rate) upon the gross amount of the dividend. Such a non-U.S. investor generally would be exempt from U.S withholding tax on gains realized on the sale or redemption of Fund shares and dividends paid by the Fund from long-term capital gains, unless the investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. Special U.S. withholding tax rules apply to disposition of “United States real property interests.”

Also, U.S withholding taxes are no longer imposed on dividends paid by regulated investment companies to the extent the dividends are designated as “interest-related dividends” or “short-term capital gain dividends.” Under these exemptions, interest-related dividends and short-term capital gain dividends generally represent distributions of interest from U.S. sources and short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements. These exemptions apply to dividends with respect to taxable years of regulated investment companies beginning after December 31, 2004 and before January 1, 2008. Ordinary dividends paid by the Fund to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations, and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax.

If the income from the Fund is effectively connected with a U.S. trade or business carried on by a non-U.S. investor, then the Fund’s dividends and distributions and any gains realized upon the sale or redemption of Fund shares will be subject to the U.S. federal income tax on a net income basis at the rates applicable to U.S. citizens or domestic corporations.

Special U.S. tax certification requirements apply to non-U.S. investors to avoid U.S. back up withholding imposed at a rate of 28%, obtain the benefits of any treaty between the United States and the shareholder’s country of residence, and obtain the benefits of exemption from withholding on interest-related and short-term capital gain dividends. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of appropriate forms to certify their status.

A partial exemption from U.S estate tax may apply to stock in the Fund held by the estate of a nonresident decedent. The amount treated as exempt is based upon the proportion of the assets held by the Fund at the end of the quarter immediately preceding the decedent’s death that are debt obligations, deposits, or other property that would generally be treated as situated outside the United States if held directly by the estate. This provision applies to decedents dying after December 31, 2004 and before January 1, 2008.

You should consult your tax advisor about the federal, state, local or foreign tax consequences of an investment in the Fund.

Information on the Tax Character of Distributions

The Fund will inform shareholders of the amount and character of distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such distributions shortly after the close of each calendar year. Shareholders who have not held shares of the Fund a full year may have designated and distributed to them as ordinary income or capital gain a percentage of income that is not equal to the actual amount of such income earned during the period of their investment in the Fund.

PROXY VOTING POLICIES

The Board of Directors of the Fund has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.

The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee may designate one or more of its members to oversee specific, on-going compliance with respect to the Voting Policies and may designate other personnel of the Advisor to vote proxies on behalf of the Fund, including all authorized traders of the Advisor.

The Advisor votes proxies in a manner consistent with the best interests of the Fund. Generally, the Advisor analyzes proxy statements on behalf of the Fund in accordance with the Voting Policies and the Voting Guidelines. Most proxies that the Advisor receives will be voted in accordance with the predetermined Voting Guidelines. Since nearly all proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for the Advisor to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for the Advisor during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates. If an Investment Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines, the Advisor, prior to voting, will fully disclose the conflict to an Independent Director of the Fund’s Board of Directors and vote the proxy in accordance with the direction of such Independent Director.

The Voting Guidelines summarize the Advisor’s positions on various issues and give a general indication as to how the Advisor will vote proxies on each issue. The Advisor will usually vote proxies in accordance with the Voting Guidelines. However, the Advisor reserves the right to vote certain issues counter to the Voting Guidelines if, after a review of the matter (which analysis will be documented in writing), the Advisor believes that the Fund’s best interests would be served by such vote. To the extent that the Voting Guidelines do not address a potential voting issue, the Advisor will vote on such issue in a manner that is consistent with the spirit of the Voting Guidelines and that the Advisor believes would be in the best interest of the Fund. Pursuant to the Voting Guidelines, the Advisor generally votes for matters such as: (i) routine business decisions (such as stock splits, name changes and setting the number of directors); (ii) reverse anti-takeover amendments; (iii) auditors; (iv) directors; (v) proposals establishing or increasing indemnification of directors; (vi) proposals eliminating or reducing director’s liability; (vii) equal access to the proxy; (viii) the right to act by written consent of shareholders and to hold special meetings of shareholders; (ix) the separation of audit and consulting responsibilities; and (x) confidential voting. As provided in the Voting Guidelines, the Advisor generally votes against matters such as: (i) anti-takeover measures (such as reincorporation to facilitate a takeover defense, adoption of fair price amendments, institution of classified boards of directors, elimination of cumulative voting and creation of super majority provisions); (ii) the issuance of a new class of stock with unequal voting rights; and (iii) blank check preferred stock proposals. The Voting Guidelines also provide that the Advisor will generally consider on an individual basis such proposals as: (i) increasing authorized common stock; (ii) establishing or increasing a stock option plan or other employee compensation plan; (iii) approving a reorganization or merger; (iv) approving a proposal by a dissident shareholder in a proxy battle; and (v) issues related to independent directors.

Under certain circumstances, the Advisor may not be able to vote proxies or the Advisor may find that the expected economic costs from voting outweigh the benefits associated with voting. Generally, the Advisor does not vote proxies on foreign securities due to local restrictions, customs or anticipated expenses.

Copies of the proxy voting records of Fund are available without charge, upon request, by calling collect: (310) 395-8005 and posted on the Commission’s website at http://www.sec.gov and reflect the twelve-month period beginning July 1, 2003 and ending June 30, 2004.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Advisor and the Board of Directors of the Fund (the “Board”) have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information. The Advisor has determined that the Policy and its procedures (1) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (2) appropriately address the potential for material conflicts of interest.

Disclosure of Holdings Information as Required by Applicable Law. Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.

Online Disclosure of Portfolio Holdings Information. The Fund generally discloses up to twenty-five of its largest portfolio holdings and the percentages that each of these largest portfolio holdings represent of the Fund’s total assets (“ten largest holdings”), as of the most recent month-end by presenting the information for the portfolios that invests in the Fund as feeder portfolios. This information is disclosed online at the Advisor’s website, www.dfaus.com, which is accessible by shareholders, within twenty days after the end of each month. This online disclosure may also include information regarding the Fund’s industry allocations. The Fund generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, online at the Advisor’s public website, www.dfaus.com, which is accessible by shareholders, three months following the month-end.

Disclosure of Holdings Information to Recipients. Each of the Advisor’s Chairmen, Director of Institutional Services, Executive Vice President and General Counsel (together, the “Designated Persons”) may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”). Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information. Any non-public Holdings Information that is disclosed shall not include any material information about the Fund’s trading strategies or pending portfolio transactions. The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement is not subject to a time delay before dissemination.

As of February 28, 2005, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:

Recipient	Business Purpose	Frequency
Citibank, N.A.	Fund Custodian	Daily

PFPC Inc	Fund Transfer Agent	Daily

Pricing Service Vendor	Fair value information services	Daily

Northern Trust Company	Monitoring investor exposure and investment strategy	Upon request

Bank of New York	Monitoring investor exposure and investment strategy	Upon request

Consulting Services Group LLC	Advisor evaluation	Upon request

Strategic Investment Solutions	Monitoring investor exposure and investment strategy	Quarterly

Wilshire Associates	Monitoring investor exposure and investment strategy	Quarterly

In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly or daily basis, or upon request, in order to perform their business functions. Neither the Fund nor the Advisor or any other party receives any compensation in connection with these arrangements.

The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS or any affiliated person of the Fund, the Advisor or DFAS, on the other. In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Global Institutional Services and the Chief Compliance Officer will consider any conflicts of interest. If the Chief Compliance Officer, following appropriate due diligence, determines that (1) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (2) disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.

The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements. The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information. Such arrangements are reviewed by the Chief Compliance Officer on an annual basis. Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement. Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.

The Board exercises continuing oversight of the disclosure of Holdings Information by: (1) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (2) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (3) considering whether to approve or ratify any amendments to the Policy. The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.

Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation. No person is authorized to disclose Holdings Information or other investment positions (whether online at www.dfaus.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy. In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.

The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions. “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.

The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information. However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.

FINANCIAL STATEMENTS

PricewaterhouseCoopers LLP, 401 East Las Olas Boulevard, Suite 1800, Ft. Lauderdale, FL 33301, are the Fund’s independent registered certified public accounting firm. They audit the Fund’s annual financial statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal year ended November 30, 2004, as set forth in the Fund’s annual report to shareholders, including the report of PricewaterhouseCoopers LLP, are incorporated by reference into this SAI.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

(Amend. No. 19)

PART C

OTHER INFORMATION

Item 23.        Exhibits.

(a)	Articles of Incorporation.
	(1)	Articles of Amendment and Restatement dated
November 21, 1997.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 6 to
the Registrant’s Registration
Statement on Form N-1A.
		File No.:	811-7440.
		Filing Date:	November 26, 1997.

	(2)	Articles of Amendment dated December 2, 1998.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 9 to
the Registrant’s Registration
Statement on Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 26, 1999.

(b)	By-Laws.
By-Laws of the Registrant.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 7 to the
Registrant’s Registration Statement on Form
N-1A.
		File No.:	811-7440.
		Filing Date:	March 30, 1998.

(c)	Instruments Defining the Rights of Security Holders.
	(1)	No specimen securities are issued on behalf of the Registrant.

	(2)	Relevant portion of Articles of Amendment and Restatement dated November 21, 1997.
See Article Fifth.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 6 to
the Registrant’s Registration
Statement on Form N-1A.
		File No.:	811-7440.
		Filing Date:	November 26, 1997.

	(3)	Relevant portion of By-Laws.
See Article I.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7 to the
Registrant’s Registration Statement on Form
N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

(d)	Investment Advisory Contracts
Investment Management Agreement
between the Registrant and Dimensional Fund Advisors Inc.
(“DFA”) dated November 26, 1997.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 6 to the
Registrant’s Registration Statement on
Form N-1A.
	File No.:	811-7440.
	Filing Date:	November 26, 1997.

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement
between the Registrant and DFA Securities Inc.
dated December 19, 2003.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 17 to the
Registrant’s Registration Statement on
Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2004.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.
Global Custody Agreement between the Registrant and The Chase Manhattan Bank, dated March 31, 1998.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 13 to the
Registrant’s Registration Statement on
Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2001.

(h)	Other Material Contracts.
	(1)	Transfer Agency Agreement between the
Registrant and PFPC Inc., dated January 20, 1993
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7

to the Registrant’s Registration Statement
on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

	(i)	Amendment No. 1 to Transfer Agency Agreement dated December 26, 1997.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7
to the Registrant’s Registration Statement
on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

	(2)	Administration and Accounting Services Agreement
between the Registrant and PFPC Inc., dated January 20, 1993
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 7
to the Registrant’s Registration Statement
on Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 30, 1998.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 13 to the
Registrant’s Registration Statement on
Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Powers-of-Attorney.
	(1)	Power-of-Attorney dated October 13, 2000, appointing David

G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L.

Newell and Valerie A. Brown as attorneys-in-fact to David G. Booth,

Rex A. Sinquefield, George M. Constantinides, John P. Gould, Roger

G. Ibbotson, Myron S. Scholes and Michael T. Scardina.

Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 17 to the
Registrant’s Registration Statement on
Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 29, 2004.

	(2)	Power-of-Attorney dated January 24, 2001, appointing David
G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorneys-in-fact to Abbie Jean Smith.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 13 to the
Registrant’s Registration Statement on
Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 29, 2001.

	(3)	Power-of-Attorney dated December 19, 2003, appointing David
G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorneys-in-fact to Robert C. Merton.
Incorporated herein by reference to:
		Filing:	Post-Effective Amendment No. 17 to the
Registrant’s Registration Statement on
Form N-1A.
		File No.:	811-7440.
		Filing Date:	March 29, 2004.

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
	Filing:	Post-Effective Amendment No. 17 to the
Registrant’s Registration Statement on
Form N-1A.
	File No.:	811-7440.
	Filing Date:	March 29, 2004.

Item 24.        Persons Controlled by or Under Common Control with Registrant.

              If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFA IDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant. As of October 31, 2004, no one person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 25.       Indemnification.

Reference is made to Article Seventh of the Registrant’s Articles of Amendment and Restatement (the “Articles”) and Article V, Section 5.08 of the Registrant’s By-laws, which are incorporated herein by reference.

The Articles and By-laws of Registrant provide for indemnification of officers and directors to the full extent permitted by the General Laws of the State of Maryland. Registrant’s charter provides that the directors and officers shall not be personally liable to the Registrant or its stockholders for money damages, except as otherwise required under the Investment Company Act of 1940, as amended.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”); may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.       Business and Other Connections of the Investment Advisor.

Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 27.       Principal Underwriters.

(a)	DFA Securities Inc., (“DFAS”) is the principal underwriter for the Registrant. DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and Dimensional Emerging Markets Value Fund Inc.

(b)	The following tables sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund

David G. Booth 1299 Ocean Avenue Santa Monica, CA 90401	Chairman, Director, President, Chief Executive Officer and Chief Investment Officer	Chairman, Director/Trustee, President, Chief Executive Officer and Chief Investment Officer

Rex A. Sinquefield 1299 Ocean Avenue Santa Monica, CA 90401	Chairman and Director	Chairman and Director/Trustee

Eugene F. Fama Sr. Graduate School of Business University of Chicago 1101 East 58th Street Chicago, IL 60637	Director	None

John A. McQuown c/o KMV Corporation 1620 Montgomery Street Suite 140 San Francisco, CA 94111	Director	None

Arthur H. Barlow 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Valerie A. Brown 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Stephen A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Truman A. Clark 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

James L. Davis 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert T. Deere 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert W. Dintzer 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Richard A. Eustice 1299 Ocean Avenue Santa Monica, CA 90401	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Eugene F. Fama, Jr. 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Robert M. Fezekas 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Damon S. Fisher 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Gretchen A. Flicker 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Glenn S. Freed 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Henry F. Gray 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund

Kamyab Hashemi-Nejad 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Controller and Assistant Treasurer	Vice President, Controller and Assistant Treasurer

Christine W. Ho 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Jeff J. Jeon 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Patrick M. Keating 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Joseph F. Kolerich 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

David M. New 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Catherine L. Newell 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Secretary and General Counsel	Vice President, Secretary and General Counsel

David A. Plecha 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Eduardo A. Repetto 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Michael T. Scardina 1299 Ocean Avenue Santa Monica, CA 90401	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer

David E. Schneider 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

John C. Siciliano 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund

Jeanne C. Sinquefield, Ph.D 1299 Ocean Avenue Santa Monica, CA 90401	Executive Vice President	Executive Vice President

Grady M. Smith 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	None

Carl G. Snyder 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Lawrence R. Spieth 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	None

Bradley G. Steiman Suite 910, 1055 West Hastings Vancouver, B.C. V6E 2E9	Vice President	None

Karen E. Umland 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Carol W. Wardlaw 10 South Wacker Drive Suite 2275 Chicago, IL 60606	Vice President	None

Weston J. Wellington 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Daniel M. Wheeler 1299 Ocean Avenue Santa Monica, CA 90401	Vice President	Vice President

Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	Shareholder

(c)         Not applicable.

Item 28.       Location of Accounts and Records.

The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
Dimensional Emerging Markets Value Fund Inc.	1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

PFPC Inc.	301 Bellevue Parkway
Wilmington, DE 19809

The Chase Manhattan Bank	4 Chase MetroTech Center
Brooklyn, NY 11245

Item 29.       Management Services.

    None.

Item 30.       Undertakings.

    Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 19 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 30th day of March, 2005.

DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
(Registrant)

By:	/s/ Valerie A. Brown
Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President and Assistant Secretary
(Signature and Title)

EXHIBIT INDEX

N-1A EXHIBIT NO.	EDGAR EXHIBIT NO.	DESCRIPTION

23(j)	EX-99.j	Consent of PricewaterhouseCoopers LLP